     As filed with the Securities and Exchange Commission on March __, 2000

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                               ORTHALLIANCE, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                     95-463213
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503
   (Address, including zip code, of registrant's principal executive offices)

                               ORTHALLIANCE, INC.
                       1999 ORTHODONTIST STOCK OPTION PLAN
                              (Full title of plan)

                                  SAM WESTOVER
                             CHIEF EXECUTIVE OFFICER
                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503
                                 (310) 792-1300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    COPY TO:

                           MICHAEL J. O'SULLIVAN, ESQ.
                           MUNGER, TOLLES & OLSON LLP
                       355 SOUTH GRAND AVENUE, SUITE 3500
                       LOS ANGELES, CALIFORNIA 90071-1560
                                 (213) 683-9100

                         CALCULATION OF REGISTRATION FEE

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                                                        Proposed
                                      Proposed          Maximum
Title of                              Maximum           Aggregate
Securities To Be    Amount To Be      Offering Price    Offering         Amount of
Registered          Registered (1)    Per Share(2)      Price(2)         Registration Fee
------------------------------------------------------------------------------------------
Class A Common
Stock, par value
$.001 per share     280,000                 (2)        $2,830,520         $747.26
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(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the OrthAlliance, Inc. 1999 Orthodontist Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of OrthAlliance, Inc.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average prices of the total of (a) options to be granted upon effectiveness of this Registration Statement for 116,641 shares of Class A Common Stock at an exercise price per share of $7.75, (b) options to be granted upon effectiveness of this Registration Statement for 157,733 shares of Class A Common Stock at an exercise price per share of $12.00 and (c) $6.00 per share (the average of the high and low prices of the Registrant's Stock on March 7, 2000 as reported by the Nasdaq National Market) for 5,626 shares of Class A Common Stock under the Plan for which the Registrant has no present intent to grant options at a particular exercise price.
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this registration statement (the "Registration Statement") pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 31, 1999;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 filed with the Commission on May 17, 1999, August 13, 1999 and November 12, 1999, respectively; and

        (c) The description of the Registrant's Class A Common Stock, par value $.001 per share ("Common Stock"), contained in the Registration Statement on Form 8-A, dated August 12, 1997, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment filed for the purpose of updating such description.

In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereunder have been sold or that deregister all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Registrant's Amended and Restated Certificate of Incorporation ("Certificate") provides that no director of the Registrant shall be liable for breach of fiduciary duty as a director except for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) willful or negligent violations of certain provisions of the Delaware General Corporation Law ("DGCL") imposing certain requirements with respect to stock repurchases, redemptions and dividends; or (iv) any transaction from which the director derived an improper personal benefit.

Pursuant to the Registrant's Certificate and Amended and Restated Bylaws, the Registrant is obligated to indemnify each of its directors and officers to the fullest extent permitted by the DGCL. Under Section 145 of the DGCL, the Registrant may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a threatened, pending or completed action, suit or proceeding brought against him by reason of the fact that he is or was a director or officer (i) if any such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and (ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful.

In actions brought by or in the right of the Registrant, Section 145 of the DGCL provides that no indemnification for expenses may be made in respect of any claim, issue or matter as to which any director or officer of the Registrant shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Pursuant to the Registrant's Bylaws, the Registrant may purchase and maintain insurance on behalf of any director or officer of the Registrant against any liability asserted against and incurred by such director or officer, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the Bylaws or DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit        Description
-------        -----------

4.1            Amended and Restated Certificate of Incorporation of
               Registrant (incorporated by reference to Exhibit 3.1



             of Registrant's Registration Statement on Form S-1,
             Registration No. 333-27143).

4.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's Registration
             Statement on Form S-1, Registration No. 333-27143).

4.3          OrthAlliance, Inc. 1999 Orthodontist Stock Option Plan.

4.4          Form of Stock Option Agreement pursuant to OrthAlliance,
             Inc. 1999 Orthodontist Stock Option Plan.

5.1 Opinion of Munger, Tolles & Olson LLP regarding legality of shares being registered.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1).

24.1         Power of Attorney (included on signature page).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 14th day of March, 2000.

                                       ORTHALLIANCE, INC.


                                       By: /s/ SAM WESTOVER
                                          ------------------------------
                                       Sam Westover
                                       Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam Westover, James C. Wilson and Paul H. Hayase and each of them, a true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.



Signature                    Title                                      Date
---------                    -----                                      ----


/s/ SAM WESTOVER         President, Chief Executive              March 14, 2000
---------------------    Officer and Director
Sam Westover             (Principal Executive Officer)


/s/ JAMES C. WILSON      Chief Financial Officer                 March 14, 2000
----------------------   (Principal Financial and
James C. Wilson          Accounting Officer)


/s/ W. DENNIS SUMMERS    Chairman of the Board                   March 14, 2000
----------------------
W. Dennis Summers



/s/ RANDALL K. BENNETT       Director                            March 14, 2000
------------------------
Randall K. Bennett


                             Director                            March __, 2000
------------------------
Douglas D. Durbin


                             Director                            March __, 2000
------------------------
G. Harry Durity



/s/ RAYMOND G.W. KUBISCH     Director                            March 14, 2000
------------------------
Raymond G.W. Kubisch


/s/ CRAIG L. MCKNIGHT        Director                            March 14, 2000
------------------------
Craig L. McKnight


/s/ JONATHAN E. WILFONG      Director                            March 14, 2000
------------------------
Jonathan E. Wilfong

                                 EXHIBIT INDEX


EXHIBIT        DESCRIPTION                                                  PAGE
-------        -----------                                                  ----
 4.1           Amended and Restated Certificate of Incorporation of
               Registrant (incorporated by reference to Exhibit 3.1 of
               Registrant's Registration Statement on Form S-1,
               Registration No. 333-27143).

 4.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's Registration
               Statement on Form S-1, Registration No. 333-27143).

 4.3           OrthAlliance, Inc. 1999 Orthodontist Stock Option Plan.

 4.4           Form of Stock Option Agreement pursuant to OrthAlliance,
               Inc. 1999 Orthodontist Stock Option Plan.

 5.1 Opinion of Munger, Tolles & Olson LLP regarding legality of shares being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Munger, Tolles & Olson LLP (included in
               Exhibit 5.1).

24.1           Power of Attorney (included on signature page).